Exhibit D-1
File No. 70-9015



BEFORE
THE PUBLIC UTILITIES COMMISSION OF OHIO



In the Matter of the Application of    )
The Cincinnati Gas & Electric Company  )
for authority to issue not in excess   )   Case No. 97-362-GE-AIS
of $400,000,000 at any one time of     )
short-term unsecured notes and other   )
evidences of indebtedness              )


                          APPLICATION AND STATEMENT
                                     OF
                    THE CINCINNATI GAS & ELECTRIC COMPANY

To the Honorable
The Public Utilities Commission of Ohio:


     The Cincinnati Gas & Electric Company (CG&E), a public utility as defined in Section 4905.02, Ohio Revised Code, represents the following:

     1. At December 31, 1996, CG&E could have borrowed without approval of this Commission a total of $115,128,650 of notes or other evidences of indebtedness payable at periods of not more than 12 months, pursuant to the provisions of Section 4905.401(A), Ohio Revised Code.

     Par Values of the outstanding securities of CG&E:

     Long-term Bonds and Notes           $1,519,291,159
     Preferred Stock $100 Par Value          21,145,600
     Common Stock $8.50 Par Value           762,136,231

            Total Par Value              $2,302,572,990

     5% of $2,302,572,990                $  115,128,650


     As of December 31, 1996, CG&E had $30,900,000 of outstanding notes payable with a maturity less than 12 months from date of issuance, $130,000,000 of long-term debt maturing in 1997 and $160,000,000 of long-term debt scheduled for early redemption in 1997.

     2. Presently, CG&E has, in accordance with Section 4905.401 Revised Code, the necessary consent and authority of the Commission (Case No. 96-488-GE-AIS) to issue and/or renew its promissory notes and other evidences of indebtedness, including commercial paper, in excess of the statutory exemption in an aggregate principal amount such that its total outstanding short-term indebtedness does not exceed $400,000,000 at any one time through June 30, 1997. CG&E by this application requests an order granting the necessary consent and authority of this Commission, supplementing and replacing such existing authority, to continue to issue and/or renew unsecured short-term notes or other evidences of indebtedness, including commercial paper, in an aggregate principal amount not exceeding $400,000,000 at any one time between the date of an order entered herein and June 30, 1998.

     3. CG&E was granted authority (Case No. 95-275-GE-AIS) to enter into and file at the Securities and Exchange Commission (the "SEC") the Cinergy Corp. Utility Money Pool (the "Money Pool"). The purpose of the Money Pool is to assist Cinergy's utility subsidiaries in least-cost financing of their interim capital requirements. By order dated August 25, 1995 (Release No. 35-26362), the SEC granted authority, under the Public Utility Holding Company Act of 1935, to Cinergy and its utility subsidiaries to implement the Money Pool through May 31, 1997. The Money Pool contract, as approved by this Commission in Case No. 95-275-GE-AIS, remains in effect. Cinergy has filed an Application (see Exhibit A attached hereto) to extend the SEC authority for implementation of the Money Pool through December 31, 2002.

     4. CG&E proposes to issue the notes in excess of its statutory exemption for the following purposes: discharge or lawful refunding of its obligations including debt and/or preferred stock; necessary acquisitions of property, construction, completion, extension, renewal and improvement of its facilities; improvement of its service; reimbursement of moneys actually expended for the foregoing purposes from its income or from any other moneys in its treasury not secured or obtained from the issue of its stocks, bonds, notes or other evidences of indebtedness; for loans to other participants in the Money Pool; and, for working capital and other general corporate purposes.

     5. The terms upon which the unsecured notes and other evidences of indebtedness in excess of its statutory exemption are to be issued are as follows:

     CG&E intends to borrow under the herein requested authority from banks or other financial institutions on unsecured promissory notes, through the issuance of commercial paper and other evidences of short-term indebtedness, and through participation in the Money Pool referred to above, to afford more latitude in obtaining short-term financing as required. No maturity will be more than 12 months from the date of issuance.

     The commercial paper will be issued at the going rate of discount on the date of issuance. Unsecured bank notes and other evidences of indebtedness will bear interest at the then prevailing prime rate or the best available rate.

     6. CG&E has attached hereto and submits the following exhibits as a part of this application:

     Exhibit B - Pages 1 and 2. The Cincinnati Gas & Electric Company - Balance Sheet as of December 31, 1996.

     Exhibit C - The Cincinnati Gas & Electric Company - Income Statement for the 12 Months Ended December 31, 1996.

     WHEREFORE, The Cincinnati Gas & Electric Company requests that this Commission issue an order finding that:

  (1) This application was filed under the provisions of Section 4905.401, Revised Code.

  (2) Pursuant to Section 4905.401, Revised Code, Applicant was permitted to have outstanding notes and other evidences of short-term indebtedness issuable without authority of this Commission (the "Statutory Exemption") in the amount of $115,128,650 as of December 31, 1996.

  (3) Applicant has existing authority (Case No. 96-488-GE-AIS) to issue not in excess of $400,000,000 at any one time of unsecured notes and other evidences of indebtedness (including commercial paper) through June 30, 1997. Applicant, as of December 31, 1996, had $30,900,000 of short-term debt outstanding with a maturity less than 12 months from date of issuance, $130,000,000 of long-term debt maturing in 1997, and $160,000,000 of long-term debt scheduled for early redemption in 1997.

  (4) Applicant is requesting consent and authority to issue, reissue and/or renew through June 30, 1998, unsecured notes and other evidences of indebtedness (including commercial paper) payable at periods of less than 12 months, in an aggregate amount of up to $400,000,000 at any one time. Such aggregate amount of short-term indebtedness is to be in addition to any other financing which may be undertaken during the period with the approval of this Commission.

  (5) The proceeds derived by Applicant from the issuance and renewal of the short-term indebtedness in excess of its Statutory Exemption will be applied by the Applicant for the purposes set forth in Section 4905.40, Revised Code. Such purposes and application of proceeds both being reasonably required by Applicant to meet its present and prospective obligations to provide utility service.

  (6) The commercial paper will be issued at the going rate of discount on the date of issuance and the unsecured notes and other evidences of indebtedness will bear interest at the then prevailing prime rate or the best available rate.

  (7) The amount of the issue of such unsecured notes, and other evidences of indebtedness (including commercial paper), and the probable cost thereof are just and reasonable, and the effect of the issuance and cost thereof on present and prospective revenue requirements of the Applicant is dependent upon future interest rates and the extent of utilization of the authority herein requested, neither of which can be accurately predicted at this time.

and ordering that:

  (1) Applicant, The Cincinnati Gas & Electric Company, be, and hereby is, authorized, without further order of this Commission, to issue and/or renew its promissory notes and other evidences of indebtedness maturing at periods of not more than 12 months (including commercial paper) in excess of the statutory exemption in an aggregate amount such that Applicant's total outstanding short-term indebtedness does not exceed $400,000,000 through June 30, 1998. Said amount may be outstanding during such time irrespective of any other financing which the Applicant may undertake with approval of this Commission;

  (2) The commercial paper will be issued at the going rate of discount on the date of issuance and the unsecured notes and other evidences of indebtedness will bear interest at the then prevailing prime rate or the best available rate;

  (3) The proceeds derived by Applicant under the authority herein granted shall be applied pursuant to Finding (5) above;

  (4) Nothing herein contained shall be construed to imply any guaranty or obligation as to said unsecured notes and other evidences of indebtedness (including commercial paper) or the interest thereon on the part of the State of Ohio;

  (5) The authority herein granted may be exercised from and after the date of an Order.

  Respectfully submitted this 28th day of March, 1997.

                                THE CINCINNATI GAS & ELECTRIC COMPANY

Bradley C. Arnett, Esq.
James B. Gainer, Esq.
P.O. Box 960
Cincinnati, Ohio  45201              By /s/ J. Wayne Leonard
Attorneys for Applicant                 J. Wayne Leonard
                                        Group Vice-President and
                                        Chief Financial Officer


                                       /s/ William L. Sheafer
                                       William L. Sheafer, Treasurer



STATE OF OHIO      :
                   : SS
COUNTY OF HAMILTON :

     The undersigned J. Wayne Leonard and William L. Sheafer personally appearing before me, a Notary Public, and each being duly sworn says that the facts and allegations contained in the foregoing application and statement are true to the best of his knowledge and belief.


                                      /s/ J. Wayne Leonard
                                      J. Wayne Leonard


                                      /s/ William L. Sheafer
                                      William L. Sheafer



     Sworn to and subscribed before me this 28th day of March, 1997.


                                      /s/ Anita M. Schafer
                                      Notary Public